UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2025

Spruce Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39594	81-2154263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 740
South San Francisco , California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 294-1687

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRB	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* The registrant’s common stock began trading exclusively on the OTC Pink Marketplace on April 29, 2025 under the symbol “SPRB”.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 8.01. Other Events.

As previously reported, on April 22, 2025, Spruce Biosciences, Inc. (the “Company”) received a written notification (the “Delisting Notice”) from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that as a result of its ongoing failure to comply with the minimum bid price requirement under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”), the Company’s common stock would be delisted from Nasdaq and trading in the Company’s stock would be suspended at the open of trading on April 29, 2025. The Company’s securities were subsequently suspended from trading on the Nasdaq Capital Market on April 29, 2025. As a result of the suspension in trading, the Company’s common stock began trading publicly on the over-the-counter market on April 29, 2025, under its existing symbol “SPRB”.

The Company appealed Nasdaq’s determination to its Hearings Panel pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series and submitted a plan to regain compliance with the Minimum Bid Price Requirement (the “Compliance Plan”) to that effect to the Hearings Panel as part of the hearing process. On May 29, 2025, the Company met with the Hearings Panel to discuss the Compliance Plan. On June 9, 2025, the Company received a letter from the Hearings Panel stating that the Company’s appeal was accepted, and that the Company’s common stock will resume trading on the Nasdaq Capital Market so long as the Company regains compliance with the Minimum Bid Price Requirement by August 5, 2025. The Hearings Panel will maintain jurisdiction over the Company until October 20, 2025, and should the Company become non-compliant with any Nasdaq Listing Rule during that period, it will be required to advise the Hearings Panel on its plan to cure such listing deficiency.

The Company is diligently working to regain compliance with the Minimum Bid Price Requirement, including by seeking stockholder approval, at the Company’s upcoming 2025 Annual Meeting of Stockholders on July 22, 2025, to effect a reverse stock split of the Company’s common stock with a ratio in the range between and including 1-for-50 and 1-for-100.

The information in this Item 8.01 of Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing made by the registrant under the Securities Act of 1933, as amended, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among other things, statements regarding the Company’s ability to regain compliance with the Minimum Bid Price Requirement and resume trading on the Nasdaq Capital Market, and its ability to maintain compliance with other Nasdaq Listing Rules. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “may,”, “will,” “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with the Company’s business in general, the impact of geopolitical and macroeconomic events, and the other risks described in the Company’s filings with the U.S. Securities and Exchange Commission. All information in this report, including the exhibits hereto, is current as of the date of this report, and the Company undertakes no duty to update this information unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spruce Biosciences, Inc.

Date: June 12, 2025	By:	/s/ Samir Gharib
Samir Gharib
President and Chief Financial Officer